UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 13, 2013
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of Principal Executive Offices)	77025 (Zip Code)
(800) 579-2302
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                          Submission of Matters to a Vote of Security Holders

(a)  Annual Meeting.  The 2013 Annual Meeting of Shareholders of Stage Stores, Inc. (the "Company") was held on June 13, 2013.

(b)  Matters Voted Upon; Voting Results.  The following matters were submitted for a vote of the Company's shareholders:

1.  Election of Ten Directors for a Term of One Year.  The ten nominees for election to the Board of Directors were elected to hold office until the 2014 Annual Meeting of Shareholders and until their successors have been elected and have qualified, based upon the following votes:

Nominee	For	Against	Abstentions	Broker Non-Votes
Alan J. Barocas	30,356,263	1,582	29,827	546,324
Diane M. Ellis	30,370,563	16,179	930	546,324
Michael L. Glazer	30,386,660	340	672	546,324
Gabrielle E. Greene	30,386,363	637	672	546,324
Earl J. Hesterberg	30,328,796	29,049	29,827	546,324
Lisa R. Kranc	30,273,845	112,897	930	546,324
William J. Montgoris	30,385,160	1,840	672	546,324
C. Clayton Reasor	30,370,260	16,482	930	546,324
David Y. Schwartz	30,385,063	1,937	672	546,324
Ralph P. Scozzafava	30,371,010	15,732	930	546,324

2. Advisory Resolution to Approve Executive Compensation.  The advisory resolution to approve executive compensation was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
29,974,085	396,509	17,078	546,324

3. Ratification of the Selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for Fiscal 2013.  The proposal to ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm for Fiscal 2013 was approved based upon the following votes:

For	Against	Abstentions	Broker Non-Votes
30,318,096	615,079	821	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

June 17, 2013	/s/ Richard E. Stasyszen
(Date)	Richard E. Stasyszen
Senior Vice President, Finance and Controller